 INDEX                                                               EXHIBIT 8
 TO
 FINANCIAL STATEMENTS                                                   Page
                                                                       Number

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma
   as of September 30, 1995                                             2 - 3

 Consolidated Statement of Income for the Twelve Months Ended
   September 30, 1995                                                     4

 Consolidated Statement of Retained Earnings for the Twelve Months
   Ended September 30, 1995                                               5

 Statements of Long-Term Debt Outstanding as of September 30, 1995      6 - 9

 Statements of Preferred Stock Outstanding as of September 30, 1995       10


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of September 30, 1995        11

 Statement of Income for the Twelve Months Ended September 30, 1995       12


 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS                                  13

 STATEMENT OF CHANGES                                                     14

 CAPITALIZATION RATIOS - Per books and Pro forma                          15

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               16

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)

                                                 Per      Pro Forma      Pro
                                                Books    Adjustments    Forma
                                            ----------- ----------- -----------
 ASSETS

 PLANT
   Electric utility
     Production                                  $5,851                  $5,851
     Transmission                                 1,442                   1,442
     Distribution                                 2,641                   2,641
     General                                        807                     807
     Construction work in progress                  441                     441
     Nuclear fuel                                   164                     164
   Gas                                              840                     840
   Other diversified                                 17                      17
                                             ----------  ----------  ----------
                                                 12,203           0      12,203
   Less - Accumulated depreciation                4,146                   4,146
                                             ----------  ----------  ----------
                                                  8,057           0       8,057
                                             ----------  ----------  ----------
 CURRENT ASSETS
   Cash and temporary cash investments               61         133         194
   Accounts receivable                            1,006                   1,006
   Materials and supplies, at average cost          169                     169
   Electric fuel inventory, substantially at
      average cost                                  133                     133
   Gas inventory/products for resale                 28                      28
   Accumulated deferred income taxes                 34                      34
   Prepayments and other                             52                      52
                                             ----------  ----------  ----------
                                                  1,483         133       1,616
                                             ----------  ----------  ----------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             515                     515
   Mirror CWIP asset - net                          314                     314
   Other non-utility investments                    328                     328
   Income tax related regulatory assets, net        278                     278
   Other                                            321                     321
                                             ----------  ----------  ----------
                                                  1,756           0       1,756
                                             ----------  ----------  ----------
                                                $11,296        $133     $11,429
                                             ==========  ==========  ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)

                                                 Per      Pro Forma      Pro
                                                Books    Adjustments    Forma
                                            ----------- ----------- -----------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 192,300,000
     shares                                        $673         $17        $690
     Paid-in capital                                597         116         713
     Retained earnings                            1,914                   1,914
                                             ----------  ----------  ----------
     Total Common Stock Equity                    3,184         133       3,317

   Preferred stock
     Not subject to mandatory redemption            292                     292
     Subject to mandatory redemption                 34                      34
   Long-term debt                                 3,001                   3,001
                                             ----------  ----------  ----------
     Total Capitalization                         6,511         133       6,644
                                             ----------  ----------  ----------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                        32                      32
   Short-term debt                                  758                     758
   Short-term debt - CSW Credit                     786                     786
   Accounts payable                                 253                     253
   Accrued taxes                                    167                     167
   Accrued interest                                  70                      70
   Refund due customers                              22                      22
   Over-recovered fuel costs                         35                      35
   Other                                            124                     124
                                             ----------  ----------  ----------
                                                  2,247           0       2,247
                                             ----------  ----------  ----------
DEFERRED CREDITS
   Income taxes                                   2,111                   2,111
   Investment tax credits                           309                     309
   Mirror CWIP liability and other                  118                     118
                                             ----------  ----------  ----------
                                                  2,538           0       2,538
                                             ----------  ----------  ----------
                                                $11,296        $133     $11,429
                                             ==========  ==========  ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)



 OPERATING REVENUES                                              $3,456
                                                             ----------
 OPERATING EXPENSES AND TAXES
   Fuel and purchased power                                       1,040
   Gas purchased for resale                                         277
   Gas extraction and marketing                                     110
   Other operating                                                  536
   Charges for terminated merger                                     42
   Maintenance                                                      165
   Depreciation and amortization                                    372
   Taxes, other than federal income                                 184
   Federal income taxes                                              93
                                                             ----------
                                                                  2,819
                                                             ----------
 OPERATING INCOME                                                   637
                                                             ----------
 OTHER INCOME AND DEDUCTIONS
   Mirror CWIP liability amortization                                48
   Other                                                             63
                                                             ----------
                                                                    111

 INCOME BEFORE INTEREST CHARGES                                     748
                                                             ----------
 INTEREST CHARGES
   Interest on long-term debt                                       227
   Interest on short-term debt and other                             99
                                                             ----------
                                                                    326
                                                             ----------

 NET INCOME                                                         422

   Preferred stock dividends                                         18
                                                             ----------
 NET INCOME FOR COMMON STOCK                                       $404
                                                             ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT SEPTEMBER 30, 1994                         $1,841

 Add: Net income for common stock                                   404
                                                             ----------
                                                                  2,245

 Deduct: Common stock dividends                                     328
               True-up of proir period liability                      4
                                                             ----------
 RETAINED EARNINGS AT SEPTEMBER 30, 1995                         $1,913
                                                             ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)


 CENTRAL POWER AND LIGHT COMPANY
  First mortgage bonds -
 Series J, 6-5/8%, due January 1, 1998                              $28
 Series L, 7%, due February 1, 2001                                  36
 Series T, 7-1/2%, due December 15, 2014                            112
 Series AA, 7-1/2%,  due March 1, 2020                               50
 Series BB, 6%, due  October 1, 1997                                200
 Series CC, 7-1/4%,  due October 1, 2004                            100
 Series DD, 7-1/8%,  due December 1, 1999                            25
 Series EE, 7-1/2%,  due December 1, 2002                           115
 Series FF, 6-7/8%,  due February 1, 2003                            50
 Series GG, 7-1/8%,  due February 1, 2008                            75
 Series HH, 6%, due  April 1, 2000                                  100
 Series II, 7-1/2%,  due April 1, 2023                              100
 Series JJ, 7-1/2%,  due May 1, 1999                                100
 Series KK, 6-5/8%,  due July 1, 2005                               200

Installment sales agreements -
   Pollution control bonds
     Series 1974  7-1/8%, due June 1, 2004                            8
     Series 1977  6%, due November 1, 2007                           34
     Series 1984  7-7/8%, due September 15, 2014                      6
     Series 1986  7-7/8%, due December 1, 2016                       60
     Series 1993  6%, due July 1, 2028                              120
     Series 1995  6-1/10%, due July 28, 2028                        101
Unamortized discount                                                 (6)
Unamortized costs of reacquired debt                                (97)
Amount to be redeemed within one year                                 1
                                                             ----------
                                                                 $1,518
                                                             ----------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)



 PUBLIC SERVICE COMPANY OF OKLAHOMA
 First mortgage bonds -
   Series J, 5-1/4%, due March 1, 1996                              $25
   Series K, 7-1/4%, due January 1, 1999                             25
   Series L, 7-3/8%, due March 1, 2002                               30
   Series S, 7-1/4%, due July 1, 2003                                65
   Series T, 7-3/8%, due December 1, 2004                            50
   Series U, 6-1/4%, due April 1, 2003                               35
   Series V, 7-3/8%, due April 1, 2023                              100
   Series W, 6-1/2%, due June 1, 2005                                50
 Installment sales agreements -
   Pollution control bonds
     Series A, 5.9%, due December 1, 2007                            35
     Series 1984 7-7/8, due December 15, 2014                        13
 Unamortized discount                                                (5)
 Unamortized costs of reacquired debt                               (19)
 Amount to be redeemed within one year                              (25)
                                                             ----------
                                                                   $379
                                                             ----------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)

 SOUTHWESTERN ELECTRIC POWER COMPANY
 First mortgage bonds -
   Series V, 7-3/4%, due June 1, 2004                               $40
   Series W, 6-1/8%, due December 1, 1999                            40
   Series X, 7%, due September 1, 2007                               90
   Series Y, 6-5/8%, due February 1, 2003                            55
   Series Z, 7-1/4%, due July 1, 2023                                45
   Series  AA, 5-1/4%, due April 1, 2000                             45
   Series  BB, 6-7/8%, due October 1, 2025                           80
   1976 Series A, 6.2%, due November 1, 2006                          7
   1976 Series B, 6.2%, due November 1, 2006                          1
 Installment sales agreements -
   Pollution control bonds
     1978 Series A, 6%, due January 1, 2008                          14
     Series 1986, 8.2%, due July 1, 2014                             82
     1991 Series A, 8.2%, due August 1, 2011                         17
     1991 Series B, 6.9%, due November 1, 2004                       12
     Series 1992, 7.6%, due January 1, 2019                          54
 Bank loan, variable rate, due June 15, 2000                         50
 Railcar lease obligations                                           14
 Unamortized discount and premium                                    (3)
 Unamortized costs of reacquired debt                               (44)
 Amount to be redeemed within one year                               (4)
                                                             ----------
                                                                    595
                                                             ----------
 WEST TEXAS UTILITIES COMPANY
 First mortgage bonds -
   Series 0, 9-1/4%, due December 1, 2019                            53
   Series P, 7-3/4%, due July 1, 2007                                25
   Series Q, 6-7/8%, due October 1, 2002                             35
   Series R, 7%, due October 1, 2004                                 40
   Series S, 6-1/8%, due February 1, 2004                            40
   Series T, 7-1/2%, due April 1, 2000                               40
 Installment sales agreement -
   Pollution control bonds
   Series 1984, 7-7/8%, due September 15, 2014                       44
 Unamortized discount and premium                                    (1)
 Unamortized costs of reacquired debt                               (26)
 Amount to be redeemed within one year                               (1)
                                                             ----------
                                                                   $249
                                                             ----------

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF LONG-TERM DEBT OUTSTANDING (Continued)
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (millions)

 TRANSOK, INC.
 Note payable, 8.960%, due April 17, 2017                           $15
 Note payable, 8.280%, due April 16, 2007                             3
 Note payable, 8.130%, due April 16, 2002                             3
 Note payable, 8.125%, due April 22, 2002                            17
 Note payable, 8.900%, due May 21, 2012                               5
 Note payable, 7.810%, due May 20, 1999                               3
 Note payable, 8.250%, due May 20, 2004                               1
 Note payable, 8.170%, due May 22, 2003                               2
 Note payable, 7.750%, due May 21, 1999                               5
 Note payable, 8.170%, due May 28, 2004                               2
 Note payable, 8.280%, due June 3, 2003                               4
 Note payable, 8.340%, due June 2, 2004                               2
 Note payable, 8.350%, due August 27, 2012                            5
 Note payable, 7.350%, due August 26, 2002                            5
 Note payable, 7.330%, due August 26, 2002                            1
 Note payable, 7.320%, due August 28, 2002                           14
 Note payable, 6.750%, due December 1, 1999                          15
 Note payable, 7.800%, due March 1, 2004                             10
 Note payable, 7.770%, due March 1, 2004                              3
 Note payable, 7.780%, due December 15, 2004                          2
 Note payable, 7.730%, due December 15, 2004                          1
 Note payable, 7.670%, due March 1, 2004                              1
 Note payable, 7.650%, due May 15, 2002                               5
 Note payable, 7.650%, due May 15, 2002                               5
 Note payable, 7.650%, due December 23, 2003                         11
 Note payable, 6.850%, due March 18, 2005                             1
 Note payable, 6.850%, due March 18, 2005                             1
 Note payable, 6.900%, due March 1, 2005                              6
 Note payable, 6.990%, due March 24, 2005                             5
 Note payable, 6.860%, due March 28, 2005                            12
 Note payable, 7.750%, due April 24, 2023                            10
 Note payable, 6.840%, due April 25, 2005                             3
 Note payable, 7.750%, due April 26, 2023                             5
 Note payable, 6.810%, due April 26, 2003                             7
 Note payable, 6.600%, due April 29, 2003                             2
 Note payable, 6.710%, due April 30, 2004                             1
 Note payable, 6.930%, due May 5, 2005                                1
 Note payable, 7.070%, due May 5, 2008                                1
 Note payable, 7.000%, due January 12, 2004                           5
                                                             ----------
                                                                    200
 CENTRAL AND SOUTH WEST SERVICES, INC.                       ----------
   Term loan facility, Variable rate, due
     December 1, 2001                                                60
                                                             ----------
                                                                     60
                                                             ----------
   TOTAL CONSOLIDATED                                            $3,001
                                                             ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 STATEMENT OF PREFERRED STOCK OUTSTANDING
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)


 NOT SUBJECT TO MANDATORY REDEMPTION

 CENTRAL POWER AND LIGHT COMPANY
   4.00% Series,   100,000 shares                                   $10
   4.20% Series,    75,000 shares                                     8
   7.12% Series,   260,000 shares                                    26
   8.72% Series,   500,000 shares                                    50
   Auction Money Market,   750,000 shares                            75
   Auction Series A,  425,000 shares                                 42
   Auction Series B,  425,000 shares                                 42
   Issuance expense                                                  (3)
                                                             ----------
                                                                    250
                                                             ----------
 PUBLIC SERVICE COMPANY OF OKLAHOMA

   4.00% Series,    97,900 shares                                    10
   4.24% Series,   100,000 shares                                    10
                                                             ----------
                                                                     20
                                                             ----------
 SOUTHWESTERN ELECTRIC POWER COMPANY

   5.00% Series,    75,000 shares                                     8
   4.65% Series,    25,000 shares                                     2
   4.28% Series,    60,000 shares                                     6
                                                             ----------
                                                                     16
                                                             ----------
 WEST TEXAS UTILITIES COMPANY
   4.40% Series,    60,000 shares                                     6
                                                             ----------
 Total Consolidated                                                 292
                                                             ==========
 SUBJECT TO MANDATORY REDEMPTION

   SOUTHWESTERN ELECTRIC POWER COMPANY
     6.95% Series, 364,000 shares                                    36
     Amount to be redeemed within one year                           (2)
                                                             ----------
     Total Consolidated                                             $34
                                                             ==========

 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)

                                                 Per      Pro Forma      Pro
                                                Books    Adjustments    Forma
                                             ----------- ----------- -----------
 ASSETS
   Electric Utility
     General                                        $4                     $4
   Less - Accumulated depreciation                  (1)                    (1)
                                             ----------  ----------  ----------
 NET PLANT                                            3           0         3

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            3,396                 3,396
                                             ----------  ----------  ----------

 CURRENT ASSETS
   Cash and temporary cash investments               28         133       161
   Advances to affiliates                           323                   323
   Accounts receivable - Affiliated                 206                   206
   Prepayments and other                              6                       6
                                             ----------  ----------  ----------
                                                    563         133       696
                                             ----------  ----------  ----------
 DEFERRED CHARGES AND OTHER ASSETS                   50                    50
                                             ----------  ----------  ----------
                                                 $4,012        $133    $4,145
                                             ==========  ==========  ==========


 COMMON STOCK EQUITY
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 192,300,000
     shares                                        $673         $17       $690
   Paid-in capital                                  597         116        713
   Retained earnings                              1,914                   1,914
                                             ----------  ----------  ----------
      Total capitalization                        3,184         133      3,317
                                             ----------  ----------  ----------
 CURRENT LIABILITIES
   Short-term debt                                  758                    758
   Accounts payable and other                        40                     40
                                             ----------  ----------  ----------
                                                    798           0        798
                                             ----------  ----------  ----------
 DEFERRED CREDITS                                    30                     30
                                             ----------  ----------  ----------
                                                 $4,012        $133     $4,145
                                             ==========  ==========  ==========

 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                               $195
     Public Service Company of Oklahoma                              86
     Southwestern Electric Power Company                            122
     West Texas Utilities Company                                    38
     Transok, Inc.                                                   25
     CSW Credit, Inc.                                                 7
     CSW Energy, Inc.                                                 8
     CSW Leasing, Inc.                                                1
     CSW International, Inc.                                         (3)
     CSW Communications, Inc.                                        (1)
     Central and South West Services, Inc.                            0
   Other Income                                                      40
                                                             ----------
                                                                    518
                                                             ----------

 EXPENSES AND TAXES

    General and administrative expenses                              83
    Interest expense                                                 51
    Federal income taxes                                            (20)
   Other                                                              0
                                                             ----------
                                                                    114
                                                             ----------
 NET INCOME                                                        $404
                                                             ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 SEPTEMBER 30, 1995
 UNAUDITED
 (Millions)
                                                           DR          CR
                                                      ------------------------
 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

Cash                                                           133
     Common Stock                                                          17
     Paid-in Capital                                                      116
(To record sale of common stock to Thrift Plan)



 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

Cash                                                           133
     Common Stock                                                          17
     Paid-in Capital                                                      116
(To record sale of common stock to Thrift Plan)

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES


      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to
September 30, 1995, other than in the ordinary course of business, except for the SEEBOARD Tender Offer. See CSW Combined Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 CAPITALIZATION RATIOS
 PER BOOKS AND PRO FORMA
 AS OF SEPTEMBER 30, 1995
                                             Common
                                             Stock     Preferred    Long-term
                                             Equity      Stock       Debt(*)
                                          -------------------------------------


 Central and South West Corporation
   and Subsidiary Companies
   (Consolidated) Per books                   48.9%        5.0%       46.1%

 Central and South West Corporation
   and Subsidiary Companies
   (Consolidated) Pro forma                   49.9%        4.9%       45.2%


 Central and South West Corporation
   (Corporate) Per books                     100.0%        0.0%        0.0%

 Central and South West Corporation
   (Corporate) Pro forma                     100.0%        0.0%        0.0%

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




      The notes to consolidated financial statements included in Central and South West Corporation's 1994 Annual Report on Form 10-K are hereby incorporated by reference and  made a part of this report.



                                                              Page
                                                            Reference

 1994 Annual Report on Form 10-K                     pages 2-31 through 2-66